 ESCROW AGREEMENT

 THIS AGREEMENT (this Agreement) is made this August 12, 2019 by and among Gilmore Homes Gilmore Loans, LLC (the Issuer) whose name and address appears on the Information Sheet (as defined herein) attached to this Agreement and Securities Transfer Corporation, a Texas Corporation with its principal address at, 2901 N. Dallas Parkway, Suite 380 Plano, Texas 75093 (the Escrow Agent).

 W I T N E S S E T H:

 WHEREAS the parties propose to establish an Escrow Account (the Escrow Account), to which certain monies (the Escrowed Funds) which are received by the Escrow Agent in connection with such proposed transactions are to be credited, and the Escrow Agent is willing to establish the Escrow Account and the terms are subject to the conditions hereinafter set forth; and

 WHEREAS, the Escrow Agent has agreed to establish a special Bank Account with EagleBank (the Bank) into which the Escrowed Funds, which are received by the Escrow Agent and credited to the Escrow Account are to be deposited.

 NOW, THEREFORE in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

 1. Information Statement. Each capitalized term not otherwise defined in this Agreement shall have the meaning set forth for such term on the information sheet which is attached to this Agreement and is incorporated by reference herein and made a pact hereof (the Information Sheet).

 2. Establishment of the Bank Account

 a) The Escrow Agent shall establish a non-interest bank account at the branch of the Bank selected by the Escrow Agent (heretofore defined as the
        Bank Account). The purpose of the Bank Account is for (a) the deposit of all Escrowed Funds (b) the holding of Escrowed Funds until pending certain events as established herein (and Event of Release, collectively Events of Release), and (c) the disbursement of Escrowed Funds, all as described herein.

 b) On or before the date of the initial deposit in the Bank Account pursuant to this Agreement, the Investors shall furnish sufficient information to establish their identities satisfactorily to the Escrow Agent and the Bank.

 c) Except as provided in Section 4(b) hereof, after the Termination Date the Escrow Agent shall not accept any additional amounts representing payments by prospective purchasers.

 3. Deposits to the Bank Account.

 a) All monies in the form of checks or wire transfers which the Escrow Agent receives from or on behalf of the Investors shall be credited to the Escrow Account.
 All checks delivered to the Escrow Agent shall be made payable to STC as Escrow Agent for Gilmore Homes  Gilmore Loans, LLC Any check payable other than to the Escrow
 Agent as required hereby shall be returned to the Investor. The Investor may deposit the Escrowed Funds directly into the Bank Account via wire transfer according to the following wire instructions:

 Title: STC as Escrow Agent for Gilmore Homes  Gilmore Loans, LLC
 Routing Number:
 Account Number:

 b) Promptly after receiving subscription monies as described in Section 3(a), the Escrow Agent shall deposit the same into the Bank Account. Amounts of monies so deposited are hereinafter referred to as Escrow Amounts. The Escrow Agent shall cause the Bank to process all Escrow Amounts for collection through the banking system.

 c) The Escrow Agent shall not be required to accept in the Escrow Account any amounts representing payments by the Investors, whether by check or wire, except during the Escrow Agents regular business hours.

 d) Only those Escrow Amounts, which have been deposited in the Bank Account and which have cleared the banking system and have been collected by the Escrow Agent, are herein referred to as the Fund.

 e) If the proposed offering is terminated before the Termination Date, the Escrow Agent shall refund any portion of the Fund prior to disbursement of the Fund in accordance with Article 4 hereof upon instructions in writing signed by the Issuer.

 4. Disbursement from the Bank Account.

 a. Upon the close of regular banking hours on the Termination Date the Escrow Agent shall promptly disburse the Fund, by drawing checks on the Bank Account in accordance with instructions in writing signed by the Issuer as to the disbursement of the Fund, promptly after it receives such instructions.

 b. Upon disbursement of the Fund pursuant to the terms of this Article 4, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Fund.

 5. Rights, Duties and Responsibilities of the Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

 a. The Escrow Agent shall notify the Issuer within two (2) business days, of the Escrow Amounts which have been deposited in the Bank Account and of the amounts, constituting the Fund, which have cleared the banking system and have been collected by the Escrow Agent.

 b. The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder. The Escrow Agent, within a reasonable time, shall return any check received which is dishonored to the Investor and shall promptly notify the Issuer of any such dishonored check.

 c. The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Agent pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity or any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document.

 d. If the Escrow Agent is uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Bank Account, the Escrow Amounts or the Fund which, in its sole determination, are in conflict either with other, instructions received by it or with any provision of this Agreement, it shall be entitled to hold the Escrow Amounts, the Fund, or a portion thereof, in the Bank Account pending the resolution of such uncertainty to the Escrow Agents sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise; or the Escrow Agent, at its sole option, may deposit the Fund
 (and any other Escrow Amounts that thereafter become part of the Fund) with the Clerk of a court of competent jurisdiction in a proceeding to which all parties in interest are joined. Upon the deposit by the Escrow Agent of the Fund with the Clerk of any court, the Escrow Agent shall be relieved of all further obligations and released from all liability hereunder.

 e. The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be
 Liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

 f. The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Amounts, the Fund or any part thereof or to file any statement under the Uniform Commercial Code with respect to the Fund or any part thereof.

 6. Amendment: Resignation.

 a. This Agreement may be altered or amended only with the written consent of the Issuer, the Investors and the Escrow Agent.

 b. The Escrow Agent may resign for any reason upon fifteen (15) business days written notice to the Issuer. Should the Escrow Agent resign as herein provided, it shall not be required to accept any deposit, make any disbursement or otherwise dispose of the Escrow Amounts or the Fund, but its only duty shall be to hold the
 Escrow Amounts until they clear the banking system and the Fund for a period of not more than five (5) business days following the effective date of such resignation, at which time (a) if a successor escrow agent shall have been appointed and written notice thereof (including the name and address of such successor escrow agent)
 shall have been given to the resigning Escrow Agent by the Issuer and such successor escrow agent, then the resigning Escrow Agent shall pay over to the successor escrow agent the Fund, less any portion thereof previously paid out in accordance with this Agreement; or (b) if the resigning Escrow Agent shall not have received written notice signed by the Issuer and a  successor escrow agent, then the resigning Escrow Agent shall promptly refund the amount in the Fund to each prospective purchaser without interest thereon or deduction therefrom, and the resigning Escrow Agent shall promptly notify the Issuer in writing of its liquidation and distribution of the Fund; whereupon, in either case, the Escrow Agent shall be relieved of all further obligations and released from all liability under this
 Agreement. Without limiting the provisions of Section 8 hereof, the resigning Escrow Agent shall be entitled to be reimbursed by the Issuer and the Investors for any actual expenses incurred in connection with its resignation, transfer of the Fund to a successor escrow agent or distribution of the Fund pursuant to this Section 6.

 7. Representations and Warranties. The Issuer hereby represents and warrants to the Escrow Agent that:

 a. No party other than the parties hereto and the prospective purchasers have, or shall have, any lien, claim or security interest in the Escrow Amounts or the Fund or any part thereof.

 b. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing
 (whether specifically or generally) the Escrow Amounts or the Fund or any part thereof.

c. All of the information contained in the Information Sheet is, as of the date hereof, and will be, at the time of any disbursement of the Fund, true and correct.

 8. Fees and Expenses. The Escrow Agent shall be entitled to the Escrow Agent Fees set forth on the Information Sheet, payable as and when stated therein.
 In addition, the Issuer and Investors agree to reimburse the Escrow Agent for reasonable expenses incurred in connection with this Agreement, including, but not limited to, reasonable counsel fees. Upon receipt of any Escrow Amounts, the Escrow Agent shall have a lien upon the Fund to the extent of its fees for services as Escrow Agent.

 9. Indemnification and Contribution.

 a. The Issuer and Investors agree to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders (collectively referred to as the Indemnitees) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Indemnitees.

 b. If the indemnification provided for in Section 9(a) is applicable, but for any reason is held to be unavailable, the Issuer and Investors shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors.

 c. The provisions of this Article 9 shall survive any termination of this Agreement, whether by disbursement of the Fund, resignation of the Escrow Agent or otherwise.

 10. Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this
 Agreement or with respect to the Escrow Amounts or the Fund shall be void as against the Escrow Agent unless (a) written notice thereof shall be given to the
 Escrow Agent; and (b) the Escrow Agent shall have consented in writing to such assignment or transfer.

 11. Notices. All notices required to be given in connection with this Agreement shall be sent by registered or certified mail, return receipt requested, or by hand delivery with receipt acknowledged, by the Express Mail service offered by the United States Post Office, or by FedEx standard overnight service or another similar overnight courier service and addressed, if to the Issuer at its respective address set forth on the Information Sheet, and if to the
 Escrow Agent, at its address set forth above.

 12. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

 13. Execution in Counterparts. This Agreement may be executed in several counterparts or by separate instruments, and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

 14. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection therewith.

 Remainder of Page Intentionally Left Blank. Signature Pages to Follow.

 IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

 SECURITIES TRANSFER CORPORATION

 BY:
 NAME:
 TITLE:

 GILMORE HOMES GILMORE LOANS, LLC

 BY:
 NAME:
 TITLE: